Exhibit 3.1

                            ARTICLES OF INCORPORATION
            filed pursuant to ss. 7-90-301, et seq. and ss. 7-102-102
                   of the Colorado Revised Statutes (C.R.S.)


1.      Entity Name

                                        stack the deck, inc.

2.      Use of Restricted Words

                                        /_/ "bank" or "trust" or any derivative
                                             thereof
                                        /_/ "credit union" /_/ "savings & loan"
                                        /_/ "insurance", "casualty", "mutual" or
                                            "surety"


3.      Principal office street
        address
                                        5380 Highlands Dr.
                                        Longmont, CO  80503
                                        United States

4.      Principal office mailing
        address: (if different
        from above)


5.      Registered agent: (if an
        individual):                    Cox,    Neil    Amel
                                        -----------------------------
                                        (Last) (First) (Middle)

        or

        (if a business organization):


6. The person appointed as registered agent in the document has consented to being so appointed.

7.      Registered agent street address:

                                        5380 Highlands Dr.
                                        Longmont, CO  80503


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8.      Registered agent mailing
        address: (leave blank if same
        as above)

9.      If the corporation's period
        of duration is less than
        perpetual, state the date on
        which the period of duration
        expires:

10.     (OPTIONAL) Delayed effective
        date:                           04/29/2005   12:00AM

11.     Name(s) and address(es) of
        incorporator(s): (if an
        individual)                     Cox,    Neil    Amel
                                        -----------------------------
                                        (Last) (First) (Middle)


                                        5380 Highlands Dr.
                                        Longmont, CO  80503









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

12. The corporation is authorized to issue 100,000,000 shares of common stock.

(Additional   classes  of  capital  stock  may  be  authorized   and  additional
information regarding the corporation's stock may be stated, mark this box /_/ and include an attachment stating pertinent information)

13. Additional information may be included pursuant to ss. 7-102-102, C.R.S. and other organic statutes such as title 12, C.R.S. If applicable, mark this box /_/ and include an attachment stating the additional information.

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgement of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

14.     Name(s) and address(es) of the
        individual(s) causing the
        document to be delivered for
        filing:

                                        Cox,    Neil    Amel
                                        -----------------------------
                                        (Last) (First) (Middle)


                                        5380 Highlands Dr.
                                        Longmont, CO  80503
                                        United States

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box /_/ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements of its revision date, compliance with applicable laws, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

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